UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2009 (April 24, 2009)

ANNAPOLIS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-22961	52-1595772

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1000 Bestgate Road, Annapolis, Maryland 21401
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 224-4455

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2009, the Boards of Directors of Annapolis Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, BankAnnapolis (the “Bank”), appointed Edward J. Schneider as Chief Financial Officer and Treasurer of the Company and Senior Vice President, Chief Financial Officer and Treasurer of the Bank, effective April 27, 2009.  Mr. Schneider replaces Margaret Theiss Faison, who will become Senior Vice President and Controller of the Company and Bank, effective April 27, 2009.  A copy of the press release announcing these events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Company and the Bank, Mr. Schneider, age 47, worked at Citigroup Inc. and its various subsidiaries from 1995 to 2004 and again from 2005 to 2009, where he most recently held the positions of Controller and Chief Accounting Officer of CitiFinancial Branch Network and Treasurer of CitiFinancial Credit Company.  From 2004 to 2005, he served as Senior Vice President and Director of Corporate Regulatory Reporting at MBNA Corporation prior to its acquisition by Bank of America.  Prior to joining Citigroup, Mr. Schneider served in a number of positions from 1986 to 1995 at other banks and bank holding companies.

Pursuant to an employment offer letter between the Company, the Bank and Mr. Schneider (the “Offer Letter”), Mr. Schneider will receive an annual base salary of $175,000.  In addition, commencing after the 2009 fiscal year, he will be eligible to receive an annual bonus equal to 15% of his annual base salary based on the attainment of specific annual performance objectives established by the Compensation Committee of the Board of Directors.  Depending on the extent to which those performance objectives are exceeded, the annual bonus could amount to as much as 37.5% of Mr. Schneider’s annual base salary.

Upon commencement of his employment, Mr. Schneider will also be eligible to receive equity awards under the Company’s stock compensation plans.  On April 27, 2009, Mr. Schneider will receive sign-on equity awards consisting of: (1) 10,000 restricted shares of the Company’s common stock, which will vest in two equal annual installments beginning on April 27, 2010; and (2) 25,000 deferred restricted share units, which will vest in five equal annual installments beginning on April 27, 2010, with issuance of the underlying shares of the Company’s common stock deferred until April 27, 2014, the fifth anniversary of Mr. Schneider’s employment.  If Mr. Schneider’s continuous employment is terminated for any reason prior to the vesting dates of the restricted shares with respect to the deferred restricted share units, he will forfeit the respective awards.

Pursuant to the Offer Letter, Mr. Schneider is entitled to receive a payment equal to one times his annual salary in the event of a change in control of the Company or the Bank if he is not offered a comparable position with similar duties and responsibilities at his then current salary following the sale or merger, subject to any applicable restrictions imposed as a result of the Bank being a participant in the U.S. Treasury Troubled Asset Relief Program Capital Purchase Program

As a key executive officer, Mr. Schneider is entitled to participate in the Company’s Supplemental Executive Retirement Plan (“SERP”) and, pursuant to the SERP, receive lifetime annual retirement benefits upon meeting defined age and service requirements.  The SERP is described in the Company’s 2009 Annual Meeting Proxy Statement, which was filed with the Securities and Exchange Commission on April 14, 2009. Mr. Schneider is also eligible to participate in all of the employee benefit plans and benefits, including retirement plans, insurance plans, health care benefits and paid time off, available to other senior officers of the Company and the Bank.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

Exhibit	Description

99.1	Press Release, dated April 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANNAPOLIS BANCORP, INC.

Dated:	April 27, 2009
/s/ Richard M. Lerner
Richard M. Lerner,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated April 27, 2009